UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2013

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
 (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA	000-30392	13-4172059
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION)

200 Progress Drive, Montgomeryville, PA  18936

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (905) 695-4142 and (215) 699-0730

N/A

(Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 40.13e-4(c))

Item 8.01  Other Events.

The Company received notice February 12, 2013 from Deutsche Börse AG that the Company’s common stock was no longer listed on the Frankfurt Stock Exchange effective December 14, 2012 as the Deutsche Börse First Quotation Board was closed for all companies that had previously had securities traded on the First Quotation Board.

The Company’s common stock continues to remain quoted under the symbol ESWW on the OTC Markets –OTCQB tier.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: February 13, 2013

By:         /S/ Praveen Nair

Praveen Nair,

                                                                                          Chief Financial Officer